                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                         Date of Report:  April 6, 1995
                Date of Earliest Event Reported:  March 28, 1995


                          TELE-COMMUNICATIONS, INC.
                                     AND
                           TCI COMMUNICATIONS, INC.
          ----------------------------------------------------------
          (Exact name of Registrants as specified in their charters)


                               State of Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


   0-20421 and 0-5550                         84-1260157 and 84-0588868
- -------------------------                -------------------------------------
(Commission File Numbers)                (I.R.S. Employer Identification Nos.)


              5619 DTC Parkway
            Englewood, Colorado                               80111
- ----------------------------------------          ------------------------------
(Address of principal executive offices)                    (Zip Code)


      Registrants' telephone number, including area code:  (303) 267-5500
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ITEM 5.  OTHER EVENTS.

         During 1994, subsidiaries of Tele-Communications, Inc. ("TCI" or the "Company"), Comcast Corporation ("Comcast"), Cox Communications, Inc. ("Cox") and Sprint Corporation ("Sprint") formed a partnership ("WirelessCo") to engage in the business of providing wireless communications services on a nationwide basis. Through WirelessCo, the partners have been participating in auctions ("PCS Auctions") of broadband personal communications services ("PCS") licenses being conducted by the Federal Communications Commission ("FCC"). In the first round auction, which concluded during the first quarter of 1995, WirelessCo was the winning bidder for PSC licenses for 29 markets, including New York, San Francisco-Oakland-San Jose, Detroit, Dallas-Fort Worth, Boston-Providence, Minneapolis-St. Paul and Miami-Fort Lauderdale. The aggregate license cost for these licenses is approximately $2.1 billion.

         WirelessCo has also invested in American PSC, L.P. ("APC"), which holds a PCS license granted under the FCC's pioneer preference program for the Washington-Baltimore market. WirelessCo acquired its 49% limited partnership interest in APC for $23 million and has agreed to make capital contributions to APC equal to 49/51 of the cost of APC's PCS license. Additional capital contributions may be required in the event APC is unable to finance the full cost of its PCS license. WirelessCo may also be required to finance the build-out expenditures for APC's PCS system. Cox, which holds a pioneer preference PCS license for the Los Angeles-San Diego market, and WirelessCo have also agreed on the general terms and conditions upon which Cox (with a 60% interest) and WirelessCo (with a 40% interest) would form a partnership to hold and develop a PCS system using the Los Angeles-San Diego license. APC and the Cox partnership would affiliate their PCS systems with WirelessCo and be part of WirelessCo's nationwide integrated network, offering wireless communications services under the "Sprint" brand. The Company owns a 30% interest in WirelessCo.

         During 1994, subsidiaries of Cox, Sprint and the Company also formed a separate partnership ("PhillieCo"), in which the Company owns a 35.3% interest. PhillieCo was the winning bidder in the first round auction for a PCS license for the Philadelphia market at a license cost of $85 million. To the extent permitted by law, the PCS system to be constructed by PhillieCo would also be affiliated with WirelessCo's nationwide network.

         WirelessCo may bid in subsequent rounds of the PCS Auctions and may invest in, affiliate with or acquire licenses from other successful bidders. The capital that WirelessCo will require to fund the construction of the PCS systems, in addition to the license costs and investments described above, will be substantial.

         At the end of the first quarter of 1995, subsidiaries of the Company, Comcast, Cox and Sprint formed two new partnerships, of which the principal partnership is MajorCo, L.P. ("MajorCo"), to which they contributed their respective interests in WirelessCo and through which they formed another partnership, NewTelco, L.P. ("NewTelco") to engage in the business of providing local wireline communications services to residences and businesses on a nationwide basis. NewTelco will serve its customers primarily through the cable television facilities of cable television operators that affiliate with NewTelco in exchange for agreed-upon compensation. The modification of existing regulations and laws governing the local telephony market will be necessary in order for NewTelco to provide its proposed services on a competitive basis in most states. Subject to agreement upon a schedule for upgrading its cable television facilities in selected markets and certain other matters, the Company has agreed to affiliate certain of its cable systems with NewTelco. The capital required for the upgrade of the Company's cable facilities for the provision of telephony services is expected to be substantial.
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         Subsidiaries of the Company, Cox and Comcast, together with
Continental Cablevision, Inc. ("Continental"), own Teleport Communications Group, Inc. and TCG Partners (collectively, "TCG"), which is one of the largest competitive access providers in the United States in terms of route miles. The Company, Cox and Comcast have entered into an agreement with MajorCo and NewTelco to contribute their interests in TCG and its affiliated entities to NewTelco. The Company currently owns an approximate 29.9% interest in TCG.
The closing of this contribution is subject to the satisfaction of certain conditions, including the receipt of necessary regulatory and other consents and approvals. In addition, the Company, Comcast and Cox intend to negotiate with Continental, which owns a 20% interest in TCG, regarding their acquisition of Continental's TCG interest. If such agreement cannot be reached, they will need to obtain Continental's consent to certain aspects of their agreement with Sprint.

         Subject to agreement upon an initial business plan, the MajorCo partners have committed to make cash capital contributions to MajorCo of $4.0 to $4.4 billion in the aggregate over a three- to five-year period, which amount includes the approximately $500 million already contributed by the partners to WirelessCo. The partners intend for MajorCo and its subsidiary partnerships to be the exclusive vehicles through which they engage in the wireless and wireline telephony service businesses, subject to certain exceptions.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements

                 None.

(b)      Pro Forma Financial Information

                 None.


(c)      Exhibits

         (10) Amended and Restated Joint Venture Formation Agreement dated as of March 28, 1995 by and between Sprint Corporation, Tele-Communications, Inc., Comcast Corporation and Cox Communications, Inc.*

         (10) Agreement of Limited Partnership of MajorCo, L.P., dated as of March 28, 1995, among Sprint Spectrum, L.P., TCI Network Services, Comcast Telephony Services and Cox Telephony Partnership.*

_________________________

* The Agreement contains indexes identifying the items, including exhibits and schedules, annexed thereto. A copy of any omitted item will be furnished supplementally to the Commission upon request.
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                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.



Date:        April 6, 1995



                                               TELE-COMMUNICATIONS, INC.
                                               (Registrant)



                                               By: /s/ Stephen M. Brett
                                                   Stephen M. Brett
                                                    Executive Vice President and
                                                      Secretary


                                               TCI COMMUNICATIONS, INC.
                                               (Registrant)



                                               By: /s/ Stephen M. Brett
                                                   Stephen M. Brett
                                                    Senior Vice President and
                                                      General Counsel
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                                EXHIBIT INDEX


The following exhibits are filed herewith or incorporated by reference herein (according to the number assigned to them in Item 601 of Regulation S-K), as noted:


    Exhibits

         (10) Amended and Restated Joint Venture Formation Agreement dated as of March 28, 1995 by and between Sprint Corporation, Tele-Communications, Inc., Comcast Corporation and Cox Communications, Inc.*

         (10) Agreement of Limited Partnership of MajorCo, L.P., dated as of March 28, 1995, among Sprint Spectrum, L.P., TCI Network Services, Comcast Telephony Services and Cox Telephony Partnership.*

_________________________

* The Agreement contains indexes identifying the items, including exhibits and schedules, annexed thereto. A copy of any omitted item will be furnished supplementally to the Commission upon request.